REGISTRATION NOS. 333-       and 333-
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 --------------------
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------------
                   DQE, INC.                 DQE CAPITAL CORPORATION
           (Exact name of registrant      (Exact name of registrant as
         as specified in its charter)       specified in its charter)
                 PENNSYLVANIA                       DELAWARE
        (State or other jurisdiction of   (State or other jurisdiction
        incorporation or organization)         of incorporation or
                                                  organization)
                  25-1598483                       25-1837152
       (I.R.S. Employer Identification)         (I.R.S. Employer
                                                 Identification)
         CHERRINGTON CORPORATE CENTER,         411 SEVENTH AVENUE
                   SUITE 100                PITTSBURGH, PENNSYLVANIA
            500 CHERRINGTON PARKWAY                15219-1905
                  CORAOPOLIS,                    (412) 393-6700
            PENNSYLVANIA 15108-3189
                (412) 262-4700
       (Address, including zip code, and  (Address, including zip code,
       telephone number, including area       and telephone number,
        code, of registrant's principal      including area code, of
              executive offices)             registrant's principal
                                               executive offices)

             VICTOR A. ROQUE, ESQ.          J. ANTHONY TERRELL, ESQ.
           EXECUTIVE VICE PRESIDENT          CATHERINE C. HOOD, ESQ.
              AND GENERAL COUNSEL           THELEN REID & PRIEST LLP
                   DQE, INC.                   40 WEST 57TH STREET
             CHERRINGTON CORPORATE       NEW YORK, NEW YORK  10019-4097
               CENTER, SUITE 100                 (212) 603-2000
            500 CHERRINGTON PARKWAY
           CORAOPOLIS, PENNSYLVANIA
                   15108-3189
                (412) 393-6000
              (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)
                                ----------------------
                                      COPIES TO:
                                M. DOUGLAS DUNN, ESQ.
                               ROBERT B. WILLIAMS, ESQ.
                         MILBANK, TWEED, HADLEY & MCCLOY LLP
                               1 CHASE MANHATTAN PLAZA
                              NEW YORK, NEW YORK  10005
                                ----------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          From time to time after the registration statement becomes effective, as determined by market and other conditions.

                                ----------------------
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                           CALCULATION OF REGISTRATION FEE
          =================================================================
           TITLE OF EACH               PROPOSED    PROPOSED
             CLASS OF                   MAXIMUM     MAXIMUM
            SECURITIES                 OFFERING    AGGREGATE    AMOUNT OF
               BEING     AMOUNT TO BE  PRICE PER   OFFERING   REGISTRATION
            REGISTERED    REGISTERED    UNIT(1)   PRICE(1)(2)      FEE
          -----------------------------------------------------------------
          DQE Capital
           Corporation
           Debt
           Securities .  $250,000,000    100%    $250,000,000   $ 69,500

          DQE, Inc.
           Guaranties of
           DQE
           Capital
           Corporation
           Debt
           Securities
           (3)  . . . .        -           -           -            -

          Total . . . .  $250,000,000    100%    $250,000,000   $ 69,500
          =================================================================

          (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
          (2)  Exclusive of accrued interest, if any.
          (3)  No separate consideration will be received for the
               Guaranties.
             THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
          =================================================================

          The information in this prospectus is not complete and may be changed. A registration statement relating to these documents has been filed with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JUNE 10, 1999


          PROSPECTUS

          $250,000,000

          DQE CAPITAL CORPORATION

          DEBT SECURITIES

          UNCONDITIONALLY GUARANTEED BY
          DQE, INC.

          DQE Capital Corporation may offer from time to time up to $250,000,000 in principal amount of its unsecured debt securities at prices and on terms to be determined at the time of sale.
          DQE, Inc., which is the parent company of DQE Capital, will unconditionally guarantee the payment of the debt securities.

          One or more supplements to this prospectus will indicate the terms of each series of debt securities, and each tranche within a series, including, where applicable, the

             ()     series designation,
             ()     principal amount,
             ()     stated maturity date,
             ()     interest rate and interest payment dates,
             ()     provisions for redemption, if any, and
             ()     initial public offering price.

          DQE Capital may sell the debt securities to or through underwriters, dealers or agents or directly to one or more purchasers. The applicable prospectus supplement will describe each offering of the debt securities.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                         , 1999.
          ---------------

          THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT DQE THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SEE AVAILABLE INFORMATION. YOU MAY OBTAIN COPIES OF DOCUMENTS CONTAINING SUCH INFORMATION FROM US, WITHOUT CHARGE, BY EITHER CALLING OR WRITING TO US AT:

                                   DQE CAPITAL CORPORATION
                                   411 SEVENTH AVENUE
                                   PITTSBURGH, PENNSYLVANIA 15219-1905
                                   ATTENTION:  TREASURER
                                   TELEPHONE:  (412) 393-6700


                                  TABLE OF CONTENTS


                                          PAGE                         PAGE

          AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . 3

          DQE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

          DQE CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . .   4

          USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .   5

          DESCRIPTION OF THE DEBT SECURITIES  . . . . . . . . . . . . .   5

               General  . . . . . . . . . . . . . . . . . . . . . . . .   5

               Guaranty of DQE; Holding
                  Company Structure . . . . . . . . . . . . . . . . . .   6

               Payment and Paying Agents  . . . . . . . . . . . . . . .   7

               Registration and Transfer  . . . . . . . . . . . . . . .   8

               Redemption . . . . . . . . . . . . . . . . . . . . . . .   8

               Satisfaction and Discharge . . . . . . . . . . . . . . .   8

               Events of Default  . . . . . . . . . . . . . . . . . . . . 9

               Remedies . . . . . . . . . . . . . . . . . . . . . . . .  10

               Consolidation, Merger
                  Sale of Assets  . . . . . . . . . . . . . . . . . . .  12

               Modification of Indenture  . . . . . . . . . . . . . . .  13

               Duties of Trustee; Resignation;
                  Removal . . . . . . . . . . . . . . . . . . . . . . .  16

               Evidence of Compliance . . . . . . . . . . . . . . . . .  16

               Governing Law  . . . . . . . . . . . . . . . . . . . . .  16

          PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . .  16

          EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

          LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . .  18


          WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OTHER THAN THIS PROSPECTUS AND ONE OR MORE SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE
          AFTER            , 1999, WHICH IS THE DATE OF THIS PROSPECTUS.
                -----------
          THIS PROSPECTUS IS NOT AN OFFER TO SELL THE BONDS AND IT IS NOT SOLICITING AN OFFER TO BUY THE BONDS IN ANY JURISDICTION IN WHICH THE OFFER IS NOT PERMITTED.

                                AVAILABLE INFORMATION

               DQE, Inc., which is the parent company of DQE Capital Corporation, files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC's Public Reference Room and at its Regional Offices:

           Public Reference Room   New York Regional    Chicago Regional
              Judiciary Plaza           Office               Office
             450 Fifth Street,       7 World Trade      Citicorp Center
                    N.W.                Center          500 West Madison
                 Room 1024            Suite 1300             Street
              Washington, D.C.    New York, New York       Suite 1400
                   20549                 10048         Chicago, Illinois
                                                           60661-2551

               You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330. You may also obtain copies of such material by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains an Internet site that contains DQE's reports, proxy statements and other information filed with the SEC. The address of that site is http://www.sec.gov.

               DQE's Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning DQE can also be inspected at the office of that exchange located at 20 Broad Street, New York, New York 10005.

               DQE is incorporating into this prospectus by reference:

                    () DQE's most recent Annual Report on Form 10-K filed with the SEC pursuant to the Exchange Act and

                    () all other documents filed by DQE with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of DQE's most recent Annual Report and prior to the termination of the offering made by this prospectus, and all of those documents are deemed to be a part of this prospectus from the date of filing those documents. We refer to the documents incorporated into this prospectus by reference as the "Incorporated Documents". Any statement contained in an Incorporated Document may be modified or superseded by a statement in this prospectus or in any prospectus supplement or in any subsequently filed Incorporated Document. The Incorporated Documents as of the date of this prospectus are:

                    () Annual Report on Form 10-K for the year ended December 31, 1998;

                    () Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

                    () Current Reports on Form 8-K dated March 19 and March 26, 1999.

               DQE maintains an Internet site at http://www.dqe.com which contains information concerning DQE and its affiliates. The information contained at DQE's Internet site is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.

               DQE Capital is not required to file reports with the SEC. There will be no separate reports or other information relating to DQE Capital included or incorporated in this prospectus.

                                         DQE

               DQE, Inc., a Pennsylvania corporation, is a multi-utility delivery and services company. DQE has the following direct subsidiaries, in addition to DQE Capital:

               () Duquesne Light Company, a utility engaged in the generation, transmission, distribution and sale of electric energy, is DQE's largest subsidiary, accounting for 88.7% of DQE's consolidated revenue as of December 31, 1998. The utility provides power to approximately 580,000 customers in an 800 square mile area located within the Allegheny, Beaver and, to a limited extent, Westmoreland counties of southwestern Pennsylvania. The total population within the area is over 1.5 million, of which over 350,000 live in Pittsburgh.

               () Montauk, Inc. makes long-term investments in affordable housing projects, sale/leasebacks, lease/leasebacks and investments in alternative energy.

               () AquaSource, Inc., is a water resource management company that acquires, develops and manages water and wastewater service operations and bottled water delivery companies.
               () Duquesne Enterprises, Inc., is building businesses in the energy services and technologies and electronics commerce industries and in communications.

               () DQE Energy Services, Inc. is a diversified energy services company offering a wide range of energy solutions for industrial, utility and consumer markets worldwide. DES' initiatives include energy facility development and operation, domestic and international independent power production and the production and supply of innovative fuels.

               () DQEnergy Partners, Inc. is working with a wide range of gas, electricity and telecommunications distribution system owners to help them better meet the needs of their customers and communities.

               DQE's principal executive offices are located at Cherrington Corporate Center, Suite 100, 500 Cherrington Parkway, Coraopolis, Pennsylvania 15108-3189 and the telephone number is (412) 262-4700.

               See AVAILABLE INFORMATION for the availability of additional information about DQE.

                                     DQE CAPITAL

               DQE Capital Corporation is a Delaware corporation and a wholly-owned subsidiary of DQE. DQE Capital's primary business purpose is to provide financing for the operations of the direct and indirect subsidiaries of DQE other than Duquesne Light Company.

               DQE Capital's principal executive offices are located at 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1905 and the telephone number is (412) 393-6700.

                                   USE OF PROCEEDS

               Unless otherwise specified in the prospectus supplement relating to any series or tranche of the debt securities offered by this prospectus (the "Debt Securities"), the net proceeds from the sale of Debt Securities will be loaned to DQE and/or to one or more of DQE's direct or indirect subsidiaries (other than Duquesne Light Company). DQE Capital expects that the proceeds will be used for general corporate purposes, including investing in unregulated business activities and reducing short-term debt incurred to provide interim financing for these purposes.


                          DESCRIPTION OF THE DEBT SECURITIES

          GENERAL


               DQE Capital may issue the Debt Securities in one or more series, or in one or more tranches within a series, as fully registered securities, without coupons, under an Indenture dated
          as of        1, 1999 (the "Indenture"), from DQE Capital and DQE
                ------
          to The First National Bank of Chicago, as trustee (the "Trustee"). The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended. The following summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. DQE Capital has filed the Indenture as well as the form of officer's certificate to establish a series of debt securities, as exhibits to the registration statement of which this prospectus is a part. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Indenture. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made in this prospectus and such statements are qualified in their entirety by such reference. References to article and section numbers, unless otherwise indicated, are references to article and section numbers of the Indenture.

               In addition to the Debt Securities, other debt securities may be issued under the Indenture, without any limit on the aggregate principal amount. The Bonds and all other debt securities issued under the Indenture are collectively referred to as the "Indenture Securities." Each series of Indenture Securities will be unsecured and will rank pari passu with all other series of Indenture Securities, except as otherwise provided in the Indenture, and with all other unsecured and unsubordinated indebtedness of DQE Capital. Except as otherwise described in the applicable prospectus supplement, the Indenture does not limit the incurrence or issuance by DQE Capital of other secured or unsecured debt, whether under the Indenture, under any other indenture that DQE Capital may enter into in the future or otherwise. See the prospectus supplement relating to any offering of Debt Securities.

               DQE will unconditionally guarantee the payment when due of the principal of and premium, if any, and interest, if any, on the Indenture Securities. See "Guaranty of DQE; Holding Company Structure".

               The applicable prospectus supplement or supplements will describe the following terms of the Debt Securities of each series or tranche:

                    (a)  the title of the Debt Securities;

                    (b) any limit upon the aggregate principal amount of the Debt Securities;

                    (c) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof and the right, if any, to extend such date or dates;

                    (d) the rate or rates at which the Debt Securities will bear interest, if any, or the method by which such rate or rates, if any, will be determined, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the right, if any, of DQE Capital to defer or extend an interest payment date, and the regular record date for any interest payable on any interest payment date and the person or persons to whom interest on the Debt Securities will be payable on any interest payment date, if other than the person or persons in whose names the Debt Securities are registered at the close of business on the regular record date for such interest;

                    (e) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "--Registration and Transfer", the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon DQE Capital in respect of the Debt Securities and the Indenture may be served; the Security Registrar and Paying Agents for the Debt Securities; and, if such is the case, that the principal of the Debt Securities will be payable without presentation or surrender;

                    (f) any period or periods within which, date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of DQE Capital;

                    (g) the obligation or obligations, if any, of DQE Capital to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder, and the period or periods within which, or date or dates on which, the price or prices at which, and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the holder;

                    (h) the denominations in which any of the Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

                    (i) if the Debt Securities are to be issued in global form, the identity of the depositary; and

                    (j)  any other terms of the Debt Securities.

          GUARANTY OF DQE; HOLDING COMPANY STRUCTURE

               DQE will unconditionally guarantee the payment of principal of and premium, if any, and interest, if any, on the Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Securities and the Indenture. The Guaranty will be contained in the Indenture and will also be endorsed on each Debt Security. The Guaranty will remain in effect until the entire principal of and premium, if any, and interest, if any, on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Indenture. (See Article Thirteen.)

               DQE conducts its operations primarily through its direct and indirect subsidiaries, and substantially all of the assets shown on DQE's consolidated balance sheet are held by such subsidiaries. Accordingly, DQE's cash flow and its ability to meet its obligations under the Guaranty are largely dependent upon the earnings of such subsidiaries and the distribution or other payment of such earnings to DQE in the form of dividends or loans or advances and repayment of loans and advances from DQE. The subsidiaries are separate and distinct legal entities and, except for DQE Capital, have no obligation to pay any amounts due on the Debt Securities or to make any funds available for such payment.

               Because DQE is a holding company, its obligations under the Guaranty will be effectively subordinated to all existing and future liabilities of its subsidiaries. Therefore, DQE's rights and the rights of its creditors, including the rights of the holders of the Debt Securities under the Guaranty, to participate in the assets of any subsidiary (other than DQE Capital) upon the liquidation or reorganization of such a subsidiary will be subject to the prior claims of such subsidiary's creditors. To the extent that DQE may itself be a creditor with recognized claims against any such subsidiary, DQE's claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinated to any indebtedness or other liabilities of such subsidiary senior to that held by DQE. Although certain agreements to which DQE and its subsidiaries are parties limit the incurrence of additional indebtedness, DQE and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

          PAYMENT AND PAYING AGENTS

               Except as may be provided in the applicable prospectus supplement, DQE Capital will pay interest, if any, on each Debt Security on each Interest Payment Date to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder") as of the close of business on the Regular Record Date relating to such Interest Payment Date; provided, however, that DQE Capital will pay interest at maturity (whether at stated maturity, upon redemption or otherwise, "Maturity") to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the Trustee which is not more than 30 days and not less than 10 days before the date proposed by DQE Capital for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if the Trustee deems such manner of payment practicable. (See
          Section 307.)

               Unless otherwise specified in the applicable prospectus supplement, DQE Capital will pay principal of and premium, if any, and interest on the Debt Securities at Maturity upon presentation of the Debt Securities at the corporate trust office of The First National Bank of Chicago in Chicago, Illinois, as paying agent for DQE Capital. DQE Capital may change the place of payment on the Debt Securities, may appoint one or more additional paying agents (including DQE Capital) and may remove any paying agent, all at its discretion. (See Section 502.)

          REGISTRATION AND TRANSFER

               Unless otherwise specified in the applicable prospectus supplement, Holders may register the transfer of Debt Securities, and may exchange Debt Securities for other Debt Securities of the same series and tranche, of authorized denominations and having the same terms and aggregate principal amount, at the corporate trust office of The First National Bank of Chicago in Chicago, Illinois as security registrar for the Debt Securities. DQE Capital may change the place for registration of transfer of the Debt Securities, may appoint one or more additional security registrars (including DQE Capital) and may remove any security registrar, all at its discretion. (See Section 502.) Except as otherwise provided in the applicable prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but DQE Capital may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. DQE Capital will not be required to issue and no security registrar will be required to register the transfer of or to exchange (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See Section 305.)

          REDEMPTION

               The applicable prospectus supplement will set forth any terms for the optional or mandatory redemption of Debt Securities. Except as shall otherwise be provided in the applicable prospectus supplement with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption, and, if less than all the Debt Securities of a series, or any tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (See Sections 403 and 404.)

               Any notice of redemption at the option of DQE Capital may state that such redemption will be conditional upon receipt by the Trustee, on or before the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force and effect and DQE Capital will not be required to redeem such Debt Securities. (See Section 404.)

          SATISFACTION AND DISCHARGE

               Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture and, at DQE Capital's election, the entire indebtedness of DQE Capital and DQE in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than DQE Capital or DQE), in trust:

                    (a)  money in an amount which will be sufficient, or

                    (b) in the case of a deposit made before the maturity of such Indenture Securities, Eligible Obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or

                    (c) a combination of (a) and (b) which will be sufficient,

          to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof, and such other obligations or instruments as shall be specified in an accompanying Prospectus Supplement.
          (See Section 601.)

               The Indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain outstanding thereunder and DQE Capital has paid or caused to be paid all other sums payable by DQE Capital under the Indenture. (See
          Section 602.)

          EVENTS OF DEFAULT

               Any one or more of the following events with respect to a series of Indenture Securities that has occurred and is continuing will constitute an "Event of Default" with respect to such series of Indenture Securities:

                    (a) failure to pay interest on any Indenture Security of such series within 30 days after the same becomes due and payable; provided, however, that no such failure will constitute an Event of Default if DQE Capital has made a valid extension of the interest payment period with respect to the Indenture Securities of such series if so provided with respect to such series; or

                    (b) failure to pay the principal of or premium, if any, on any Indenture Security of such series when due; provided, however, that no such failure will constitute an Event of Default if DQE Capital has made a valid extension of the Maturity of the Indenture Securities of such series, if so provided with respect to such series; or

                    (c) failure to perform, or breach of, any covenant or warranty of DQE Capital or DQE contained in the Indenture for 60 days after written notice to DQE Capital and DQE from the Trustee or to DQE Capital, DQE and the Trustee by the holders of at least 33% in principal amount of Outstanding Indenture Securities of such series as provided in the Indenture unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period before its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Indenture Securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by DQE Capital or DQE within such period and is being diligently pursued; or

                    (d) certain events in bankruptcy, insolvency or reorganization of DQE Capital or DQE.

          (See Section 701.)


          REMEDIES

               Acceleration of Maturity

               If an Event of Default applicable to the Indenture Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 33% in aggregate principal amount of the Indenture Securities of such series then Outstanding may declare the principal amount (or, if any of the Indenture Securities of such series are Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all of the Indenture Securities of such series then Outstanding to be due and payable immediately by written notice to the Company (and to the Trustee if given by Holders); provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Indenture Securities of any one such series.

               At any time after such a declaration of acceleration with respect to the Indenture Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

                    (a) DQE Capital or DQE has paid or deposited with the Trustee a sum sufficient to pay

                         (1)  all overdue interest, if any, on all
                    Indenture Securities of such series;

                         (2) the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Indenture Securities;

                         (3) interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

                         (4) all amounts due to the Trustee under the Indenture in respect of compensation and reimbursement of expenses; and

                    (b) all Events of Default with respect to Indenture Securities of such series, other than the non-payment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.
               (See Section 702.)

               Right to Direct Proceedings

               If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the Indenture Securities of such series then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction does not conflict with any rule of law or with the Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, (b) the Trustee does not determine that the action so directed would be unjustly prejudicial to the Holders of Indenture Securities of such series not taking part in such direction and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. (See Section 712.)

               Limitation on Right to Institute Proceedings

               No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or for any other remedy thereunder unless:

                    (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Indenture Securities of any one or more series;

                    (b) the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which such Event of Default has occurred, considered as one class, have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

                    (c) for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of Indenture Securities then outstanding.

               Furthermore, no Holder of Indenture Securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders of Indenture Securities of such series. (See
          Section 707.)

               No Impairment of Right to Receive Payment

               Notwithstanding that the right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each Holder of an Indenture Security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such Holder. (See
          Section 708.)

               Notice of Default

               The Trustee is required to give the Holders notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in clause (c) under " Events of Default" may be given until at least 75 days after the occurrence thereof.
          For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the holders. (See Section 802.)

          CONSOLIDATION, MERGER, SALE OF ASSETS

               Neither DQE Capital nor DQE may consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, to any Person, unless:

                    (a) the Person formed by such consolidation or into which DQE Capital or DQE, as the case requires, is merged or the Person which acquires by conveyance or other transfer, or which leases (for a term extending beyond the last Stated Maturity of the Indenture Securities then Outstanding), all of the properties of DQE Capital or DQE, as the case requires, as or substantially as an entirety, shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia or under the laws of Canada or any Province thereof; and

                    (b) such Person shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Indenture Securities then Outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by DQE Capital or DQE, as the case requires.

          In the case of the conveyance or other transfer of all of the properties of DQE Capital or DQE, as or substantially as an entirety, to any person as contemplated above, DQE Capital or DQE, as the case requires, would be released and discharged from all obligations under the Indenture and on all Indenture Securities then outstanding unless DQE Capital or DQE, as the case requires, elects to waive such release and discharge. Upon any such consolidation or merger or any such conveyance or other transfer of properties of DQE Capital or DQE, as the case requires, the successor or transferee shall succeed to, and be substituted for, and may exercise every power and right of, DQE Capital or DQE, as the case requires, under the Indenture. (See Sections 1001, 1002 and 1003).

               The Indenture will not prevent or restrict:

                    (a) any consolidation or merger after the consummation of which DQE Capital or DQE would be the surviving or resulting entity;

                    (b) any consolidation of DQE Capital with DQE or any other Person all of the outstanding voting securities of which are owned, directly or indirectly, by DQE; or any merger of any of such Persons into any other of such Persons; or any conveyance or other transfer, or lease, of properties by any thereof to any other thereof;

                    (c) any conveyance or other transfer, or lease, of any part of the properties of DQE Capital or DQE which does not constitute the entirety, or substantially the entirety, thereof; or

                    (d) the approval by DQE Capital or DQE of, or the consent by DQE Capital or DQE to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of DQE Capital or DQE, as the case requires, may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets. (See Section 1004.)

          MODIFICATION OF INDENTURE

               Modifications Without Consent

               DQE Capital, DQE and the Trustee may enter into one or more supplemental indentures without the consent of any Holders of Indenture Securities, for any of the following purposes:

                    (a) to evidence the succession of another Person to DQE Capital or DQE, as the case may be, and the assumption by any such successor of the covenants of such party; or

                    (b) to add one or more covenants of DQE Capital or DQE, as the case may be, or other provisions for the benefit of all Holders of Indenture Securities or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or to surrender any right or power conferred upon DQE Capital or DQE by the Indenture; or

                    (c) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only when no Indenture Security of such series or Tranche remains Outstanding; or

                    (d) to provide collateral security for the Indenture Securities or any series thereof; or

                    (e) to establish the form or terms of the Indenture Securities of any series or Tranche as permitted by the Indenture; or

                    (f) to provide for the authentication and delivery of bearer securities and coupons relating thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

                    (g) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Indenture Securities of one or more series; or

                    (h) to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or Tranche of, the Indenture Securities; or

                    (i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities, or any Tranche thereof, will be payable, (2) all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon DQE Capital or DQE in respect of all or any series of Indenture Securities, or any Tranche thereof, and the Indenture may be served; or

                    (j) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series or Tranche in any material respect. (See Section 1101.)

               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Original Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and DQE Capital, DQE and the Trustee may, without the consent of any Holders of Indenture Securities, enter into one or more supplemental indentures to evidence such amendment.

               Modifications Requiring Consent

               Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all Tranches so directly affected, considered as one class, will be required; and provided, further, that no such supplemental indenture may

                    (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security,

                    (b) reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series or Tranche, or

                    (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Indenture Security of such series or Tranche.

               A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or modifies the rights of the Holders of Indenture Securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Indenture Securities of any other series or Tranche.

               If the supplemental indenture or other document establishing any series or Tranche of Indenture Securities so provides, and as specified in the applicable prospectus supplement and/or pricing supplement, the Holders of such Indenture Securities will be deemed to have consented, by virtue of their purchase of such Indenture Securities, to a supplemental indenture containing the additions, changes or eliminations to or from the Indenture which are specified in such supplemental indenture or other document, no Act of such Holders will be required to evidence such consent and such consent may be counted in the determination of whether the Holders of the requisite principal amount of Indenture Securities have consented to such supplemental indenture. (See
          Section 1102.)

          DUTIES OF THE TRUSTEE; RESIGNATION; REMOVAL

               The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the Indenture at the request of any Holder of Indenture Securities, unless such Holder offers it reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (See Sections 801 and 803.)

               The Trustee may resign at any time with respect to the Indenture Securities of one or more series by giving written notice thereof to DQE Capital or may be removed at any time with respect to the Indenture Securities of one or more series by Act of the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series delivered to the Trustee and DQE Capital. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if DQE Capital has delivered to the Trustee with respect to one or more series an instrument appointing a successor trustee with respect to that or those series and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee with respect to that or those series will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (See Section 810.)

          EVIDENCE OF COMPLIANCE

               Compliance with the Indenture provisions is evidenced by written statements of officers of DQE Capital and DQE or persons selected or paid by DQE Capital or DQE. In certain cases, opinions of counsel and certifications of an engineer, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the Indenture requires that DQE Capital and DQE give the Trustee, not less than annually, a brief statement as to compliance with the conditions and covenants under the Indenture.

          GOVERNING LAW

               The Indenture and the Indenture Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture of 1939, as amended, shall be applicable.


                                 PLAN OF DISTRIBUTION

               DQE Capital may sell the Debt Securities in any of three ways: (1) to or through underwriters or dealers, (2) directly to one or more purchasers or (3) through agents. The applicable prospectus supplement or a supplement thereto will set forth the terms of the offering of any Debt Securities, including the names of any underwriters, dealers or agents, the purchase price of such Debt Securities and the proceeds to DQE Capital from such sale, any underwriting discounts or commissions and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

               If underwriters are used in any sale of Debt Securities, such Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Debt Securities if any of such Debt Securities are purchased, except that, in certain cases involving a default by one or more underwriters, less than all of such Debt Securities may be purchased. The initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               The Debt Securities may also be sold directly by DQE Capital or through agents designated by DQE Capital from time to time. Any agent involved in the offer or sale of the Debt Securities will be named, and any commissions payable by DQE Capital to such agent will be set forth, in the applicable prospectus supplement or a supplement thereto. Unless otherwise indicated in the applicable prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

               If so indicated in the applicable prospectus supplement or a supplement thereto, DQE Capital will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Debt Securities at the public offering price set forth in such prospectus supplement or supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement or supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or supplement thereto and such prospectus supplement or supplement will set forth the commissions payable for solicitation of such contracts.

               Any underwriters, dealers or agents participating in the distribution of the Debt Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Agents and underwriters may be entitled under agreements entered into with DQE Capital to indemnification by DQE Capital against certain liabilities, including liabilities under the Securities Act and other securities laws, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.

               Any underwriters, dealers or agents participating in the distribution of the Debt Securities, and/or affiliates thereof, may engage in transactions with and perform services for DQE Capital and its affiliates in the ordinary course of business.

                                       EXPERTS

               The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference to DQE's most recent Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included in such Form 10-K, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                    LEGAL OPINIONS

               The validity of the Debt Securities and the Guaranty and certain other matters will be passed upon for DQE Capital and DQE by David R. High, Esq., employed by DQE as its Associate General Counsel, and by Thelen Reid & Priest LLP, special counsel for DQE Capital and DQE, and for any agents, underwriters or dealers by Milbank, Tweed, Hadley & McCloy LLP. In giving their opinions, Thelen Reid & Priest LLP and Milbank, Tweed, Hadley & McCloy LLP may rely on the opinion of Mr. High as to all matters of Pennsylvania law, and Mr. High may rely upon the opinion of Thelen Reid & Priest LLP as to all matters of New York law and certain matters of federal securities law.

                                       PART II.


                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Securities and Exchange Commission registration fee .  $ 69,500

          Printing expenses . . . . . . . . . . . . . . . . . .    10,000

          Trustee fees and expenses . . . . . . . . . . . . . .    10,000

          Legal fees and expenses . . . . . . . . . . . . . . .   200,000

          Accounting fees and expenses  . . . . . . . . . . . .    25,000

          Blue Sky fees and expenses  . . . . . . . . . . . . .    10,000

          Rating Agency fees  . . . . . . . . . . . . . . . . .   100,000

          Miscellaneous . . . . . . . . . . . . . . . . . . . .     5,500
                                                                  -------
               Total  . . . . . . . . . . . . . . . . . . . . .  $430,000
                                                                  =======


          -------------------
          All of the above except the Securities and Exchange Commission registration fee are estimated.


          ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          DQE, INC.
          ---------

             Under the Restated Articles of DQE, to the fullest extent that the laws of the Commonwealth of Pennsylvania, as now or as hereafter amended, permit elimination or limitation of the liability of directors, no director of DQE shall be personally liable for monetary damages for any action taken, or any failure to take action, as a director.

             Under the By-Laws of DQE, the directors and officers of DQE are each entitled to be indemnified against reasonable expenses, including attorneys' fees, and any liability paid or incurred by them in connection with any actual or threatened claim, action, suit or other proceeding by reason of their being or having been a director or officer of DQE, or serving or having served at the request of DQE as a representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except as prohibited by law.

             Section 1746(b) of the Pennsylvania Business Corporation Law prohibits indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

             DQE maintains director and officer liability insurance covering the directors and officers of DQE and all its subsidiaries with respect to certain liabilities which may be incurred in connection with their service to DQE or any of its subsidiaries, including liabilities arising under the Securities Act of 1933, as amended. This insurance provides reimbursement to DQE and its subsidiaries up to policy limits for amounts paid to directors and officers pursuant to the indemnification provisions summarized above.

             Directors and officers of DQE may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, DQE, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between DQE and such underwriters.

          DQE CAPITAL CORPORATION
          -----------------------

             Article 7 of DQE Capital's Articles of Incorporation provides, in relevant part, as follows:

               (a) No director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing herein shall be deemed to eliminate or limit any liability which may not be so eliminated or limited under the laws of the State of Delaware, as in effect at the effective date of this Certificate of Incorporation or as thereafter amended. No amendment, modification or repeal of this paragraph (a) shall eliminate or limit the protection afforded by this paragraph (a) to a director with respect to any act or omission occurring before the effective date thereof.

               (b) (1) The Corporation shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person who was or is a party to or otherwise involved in (or threatened to be made a party to or otherwise involved in) any threatened, pending or completed action, suit or proceeding (hereinafter called an "Action"), whether civil, criminal, administrative or investigative (including without limitation any Action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other entity or enterprise, against expenses (including attorneys' fees) and against judgments, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by him in connection with such Action or any appeal therein.

                  (2) The Corporation shall pay any such expenses incurred by a director or officer, or former director or officer, of the Corporation in defending any such Action in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

                          .     .      .     .     .     .     .

                  (5) The Corporation may purchase and maintain insurance on behalf of, or insure or cause to be insured, any Person who is an Indemnified Person against any liability asserted against him and incurred by him in any capacity in respect of which he is an Indemnified Person, or arising out of his status in such capacity, whether or not the Corporation would have the power to indemnify him against such liability under this paragraph (b). As used in this Section "insurance" includes retrospectively rated and self-insured programs; provided, however, that no such program shall provide coverage for directors and officers which is prohibited by applicable law. The Corporation's indemnity of any person who is an Indemnified Person shall be reduced by any amounts such person may collect with respect to such liability (A) under any policy of insurance purchased and maintained on his behalf by the Corporation or (B) from any other entity or enterprise served by such person.

             The By-Laws of DQE Capital provide that DQE Capital shall provide, in certain circumstances, director and officer liability insurance covering its directors and officers for any liability arising out of their status as directors and officers of DQE Capital.

             Directors and officers of DQE Capital may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Delaware law. Furthermore, DQE Capital, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between DQE Capital and such underwriters.

          ITEM 16.   EXHIBITS.

             Reference is made to the Exhibit Index filed herewith at page II-7, such Exhibit Index being incorporated in this Item 16 by reference.

          ITEM 17.   UNDERTAKINGS.

             The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration Statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that (i) and (ii) do not apply if the
               --------  -------
               information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of DQE, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the
             Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against either registrant in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

             EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS GARY L. SCHWASS, DIANE S. EISMONT AND VICTOR A. ROQUE, AND EACH OF THEM SEVERALLY, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH PERSON AS ITS ATTORNEY-IN-FACT AND AGENT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.

                                      SIGNATURES

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, DQE, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 10TH DAY OF JUNE, 1999.

                                             DQE, INC.
                                             (REGISTRANT)


                                        BY /s/Gary L. Schwass
                                          -------------------------------
                                                  Gary L. Schwass
                                           Executive Vice President and
                                             Chief Financial Officer


             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 10TH DAY OF JUNE, 1999.


          SIGNATURE                    TITLE
          ---------                    -----

          /s/David D. Marshall         President, Chief Executive
          --------------------------   Officer and Director
           David D. Marshall           (Principal Executive
                                       Officer)


          /s/Gary L. Schwass           Executive Vice President
          ---------------------------  and Chief Financial Officer
           Gary L. Schwass             (Principal Financial
                                       Officer)

          /s/Morgan K. O'Brien         Vice President, Controller
          ---------------------------  and Treasurer
           Morgan K. O'Brien           (Principal Accounting
                                       Officer)

                     *
          ------------------------     Director
          Daniel Berg

                                       Director
          ------------------------
          Doreen E. Boyce
                                       Director
                     *
          ------------------------
          Robert P. Bozzone            Director

                     *
          ------------------------     Director
          Sigo Falk

                                       Director
          ------------------------
          William H. Knoell
                                       Director
                     *
          ------------------------
          Thomas J. Murrin

                     *
          ------------------------
          Eric W. Springer


          *By: /s/Gary L. Schwass
               ----------------------
             Gary L. Schwass
             As Attorney-in-Fact

                                  POWER OF ATTORNEY

             EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS GARY L. SCHWASS, DIANE S. EISMONT AND VICTOR A. ROQUE, AND EACH OF THEM SEVERALLY, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH PERSON AS ITS ATTORNEY-IN-FACT AND AGENT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.

                                      SIGNATURES

             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 10TH DAY OF JUNE, 1999.

                                           DQE CAPITAL CORPORATION
                                           (REGISTRANT)


                                           BY/s/Gary L. Schwass
                                             ------------------------------
                                             GARY L. SCHWASS, PRESIDENT


             PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 10TH DAY OF JUNE, 1999.


             SIGNATURE                              TITLE
             ---------                              -----

           /S/GARY L. SCHWASS                       PRESIDENT AND
           ------------------------------           DIRECTOR (PRINCIPAL
                GARY L. SCHWASS                     EXECUTIVE OFFICER)

           /S/JAMES D. MITCHELL                     VICE PRESIDENT AND
           ------------------------------           DIRECTOR
                JAMES D. MITCHELL                   (PRINCIPAL
                                                    FINANCIAL OFFICER)

           /S/MORGAN K. O'BRIEN                     VICE PRESIDENT AND
           ------------------------------           DIRECTOR
                 MORGAN K. O'BRIEN


           /S/JAMES E. WILSON                       CONTROLLER
           ------------------------------           (PRINCIPAL
                 JAMES E. WILSON                    ACCOUNTING OFFICER)


           /S/DAVID D. MARSHALL                     DIRECTOR
           ------------------------------
                DAVID D. MARSHALL


           /S/VICTOR A. ROQUE                       DIRECTOR
           ------------------------------
                VICTOR A. ROQUE


           /S/JACK E. SAXER, JR.                    DIRECTOR
           ------------------------------
                JACK E. SAXER, JR.

                                      DQE, INC.
                               DQE CAPITAL CORPORATION
                          REGISTRATION STATEMENT ON FORM S-3

                                    EXHIBIT INDEX

           Exhibit         Description and
             No.           Method of Filing
           -------         ----------------

             1.1    Form of Selling Agency         Filed herewith.
                    Agreement (including form of
                    Terms Agreement)

             1.2    Form of Underwriting           A form of any
                    Agreement                      underwriting agreement
                                                   with respect to the
                                                   Debt Securities will
                                                   be filed as an Exhibit
                                                   on Form 8-K, as
                                                   contemplated by Item
                                                   601(b)(1) of
                                                   Regulation S-K under
                                                   the Securities Act.

             3.1*   Articles of Incorporation of   Exhibit 3.1 to DQE,
                    DQE, effective January 5,      Inc.'s Annual Report
                    1989.                          on Form 10-K for the
                                                   year ended December
                                                   31, 1989.

             3.2*   DQE Articles of Amendment,     Exhibit 3.2 to DQE,
                    effective April 27, 1989,      Inc.'s Annual Report
                    containing Restated Articles   on Form 10-K for the
                    of Incorporation.              year ended December
                                                   31, 1989.

             3.3*   DQE Articles of Amendment,     Exhibit 3.3 to DQE,
                    effective February 8, 1993.    Inc.'s Annual Report
                                                   on Form 10-K for the
                                                   year ended December
                                                   31, 1992.

             3.4*   DQE Articles of Amendment,     Exhibit 3.4 to DQE,
                    effective May 24, 1994.        Inc.'s Annual Report
                                                   on Form 10-K for the
                                                   year ended December
                                                   31, 1994.

             3.5*   DQE Articles of Amendment,     Exhibit 3.5 to DQE,
                    effective April 20, 1995.      Inc.'s Annual Report
                                                   on Form 10-K for the
                                                   year ended December
                                                   31, 1995.

             3.6*   By-Laws of DQE, as amended     Exhibit 3.6 to DQE,
                    through December 18, 1996 and  Inc.'s Annual Report
                    as currently in effect.        on Form 10-K for the
                                                   year ended December
                                                   31, 1996.

             3.7    Certificate of Incorporation   Filed herewith.
                    of DQE Capital Corporation.

             3.8    By-Laws of DQE Capital         Filed herewith.
                    Corporation.

             4.1    Form of Indenture from DQE     Filed herewith.
                    Capital Corporation and DQE,
                    Inc. to The First National
                    Bank of Chicago, as Trustee.

             4.2 Form of Officer's Certificate Filed herewith. establishing the form and terms of the Debt Securities.

             5.1    Opinion of David R. High,      Filed herewith.
                    Esq.

             5.2    Opinion of Thelen Reid &       Filed herewith.
                    Priest LLP.

           Exhibit         Description and
             No.           Method of Filing
           -------         ----------------

              12    *Calculation of Ratio of       Exhibit 12 to DQE,
                    Earnings to Fixed Charges.     Inc. Annual Report on
                                                   Form 10-K for the year
                                                   ended December 31,
                                                   1998 and Exhibit 12.1
                                                   to Quarterly Report on
                                                   Form 10-Q for the
                                                   quarter ended March
                                                   31, 1999.

             23.1   Consent of David R. High,      Filed herewith as part
                    Esq.                           of Exhibit 5.1.

             23.2   Consent of Thelen Reid &       Filed herewith as part
                    Priest LLP.                    of Exhibit 5.2.

             23.3   Consent of Deloitte & Touche   Filed herewith.
                    LLP.

              24    Power of Attorney of           Filed herewith.
                    Directors of DQE, Inc.

                    Power of Attorney of           Filed herewith on page
                    Directors of DQE Capital       II-5.
                    Corporation.

             25.1   Statement of Eligibility of    Filed herewith.
                    Trustee with respect to the
                    Debt Securities.

             25.2   Statement of Eligibility of    Filed herewith.
                    Trustee with respect to the
                    Guaranties.

          ----------------
          * Previously filed as indicated and incorporated herein by reference.